UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 5, 2004

Date of Report (Date of Earliest Event Reported)

Commission File Number	Exact Name of Registrant as Specified in its Charter; Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
333-97427	JohnsonDiversey, Inc. 8310 16th Street Sturtevant, Wisconsin 53177-0902 (262) 631-4001	Delaware	39-1877511

333-108853	JohnsonDiversey Holdings, Inc. 8310 16th Street Sturtevant, Wisconsin 53177-0902 (262) 631-4001	Delaware	80-0010497

Item 9. Regulation FD Disclosure.

The following information is being furnished under Item 9 “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

JohnsonDiversey, Inc. (the “Company”), a direct subsidiary of JohnsonDiversey Holdings, Inc., is requesting an amendment to its Senior Secured Credit Agreement (the “Credit Agreement”) that would (i) revise certain of its financial covenants for the period beginning in the first quarter of 2004 to the levels set forth below, and (ii) permit the Company to spend up to an additional $145 million in the aggregate for restructuring expenses in its 2004 and 2005 fiscal years, which amount will be financed from the operating cash flow of the Company and excluded from the Company’s financial covenant calculations. The Company has been in compliance with all financial covenants for periods ending on or before January 2, 2004.

The amendments have been proposed by the Company principally to provide operating flexibility to permit the Company to complete its integration and restructuring plans resulting from the acquisition of the DiverseyLever business. Spending in connection with these plans is required due to (i) the deferral of certain restructuring expenses that, at the time of the acquisition, were initially anticipated to be completed by the end of the 2003 fiscal year, and (ii) the identification of additional synergy opportunities that will require up-front expenditures. The flexibility reflected in the revised financial covenant ratios is also intended to mitigate the effect of the current weakness of the U.S. dollar relative to the euro.

The Company is required to maintain a leverage ratio for each financial covenant period of no more than the maximum ratio specified in the Credit Agreement for that financial covenant period. For purposes of the Credit Agreement, a financial covenant period means the current fiscal quarter and the three preceding fiscal quarters. The maximum leverage ratio is the ratio of (1) the Company’s consolidated indebtedness (excluding up to $55 million of indebtedness incurred under the Company’s securitization facility and indebtedness relating to certain hedge agreements) as of the last day of the financial covenant period using a daily average exchange rate for the relevant fiscal quarter, to (2) the Company’s consolidated EBITDA, as defined in the Credit Agreement, for that same financial covenant period.

The Company has proposed changes to its Maximum Leverage Ratio as follows:

FINANCIAL COVENANT PERIOD ENDING NEAREST TO	CURRENT MAXIMUM LEVERAGE RATIO	PROPOSED MAXIMUM LEVERAGE RATIO
March 31, 2004	4.00 to 1	4.50 to 1
June 30, 2004	3.75 to 1	4.50 to 1
September 30, 2004	3.50 to 1	4.25 to 1
December 31, 2004	3.25 to 1	3.75 to 1
March 31, 2005	2.75 to 1	3.75 to 1
June 30, 2005	2.75 to 1	3.75 to 1
September 30, 2005	2.75 to 1	3.50 to 1
December 31, 2005	2.75 to 1	3.25 to 1
March 31, 2006 and thereafter	2.50 to 1	3.00 to 1

The Company is required to maintain an Interest Coverage Ratio for each financial covenant period of no less than the minimum ratio specified in the Credit Agreement for that financial covenant period. The minimum interest coverage ratio is the ratio of (1) the Company’s consolidated EBITDA, as defined in the Credit Agreement, for that financial covenant period to (2) the Company’s cash interest expense for the same financial covenant period.

The Company has requested changes to its Interest Coverage Ratio as follows:

FINANCIAL COVENANT PERIOD ENDING NEAREST TO	CURRENT MINIMUM INTEREST COVERAGE RATIO	PROPOSED MINIMUM INTEREST COVERAGE RATIO
March 31, 2004	2.75 to 1	2.75 to 1
June 30, 2004	3.00 to 1	2.75 to 1
September 30, 2004	3.50 to 1	3.00 to 1
December 31, 2004	3.75 to 1	3.25 to 1
March 31, 2005	4.50 to 1	3.25 to 1
June 30, 2005	4.50 to 1	3.50 to 1
September 30, 2005	4.50 to 1	3.50 to 1
December 31, 2005 and thereafter	4.50 to 1	4.00 to 1

Certain statements herein are forward looking statements which are not historical facts and are subject to risks and uncertainties that are beyond our control. There can be no assurance that these amendments will be completed on the terms described, or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JOHNSONDIVERSEY, INC.

By:	/s/ Michael J. Bailey
Name:	Michael J. Bailey
Title:	Executive Vice President and Chief Financial Officer

JOHNSONDIVERSEY HOLDINGS, INC.

By:	/s/ Michael J. Bailey
Name:	Michael J. Bailey
Title:	Vice President, Chief Financial Officer and Treasurer

Date: February 5, 2004